UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 27, 2003

UTEK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15941 (Commission File Number)	59-3603677 (I.R.S. Employer Identification No.)

202 S. Wheeler Street
Plant City, Florida 33563
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Item 7. Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press release dated May 27, 2003

Item 9. Regulation FD Disclosure.

     In accordance with interim guidance of the Securities and Exchange Commission, this disclosure pursuant to Item 12 of Form 8-K is made under Item 9.

     On May 27, 2003, UTEK Corporation issued a press release announcing that it has not yet filed its Form 10-Q for the quarter ended March 31, 2003 with the Securities and Exchange Commission. The press release also discloses certain information regarding the Company’s financial results for the quarter ended March 31, 2003. The text of the press release is included as an exhibit to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein is deemed to be furnished and shall not be deemed to be filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2003	UTEK CORPORATION

	By:	/s/ Carole R. Wright

Carole R. Wright
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 27, 2003

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